SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Check the appropriate box:

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CoSine Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ X ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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[COSINE COMMUNICATIONS LOGO]

CoSine Communications, Inc.

1200 Bridge Parkway
Redwood City, California 94065

March 31, 2003

To Our Stockholders:

      You are cordially invited to attend the annual meeting of stockholders of CoSine Communications, Inc. to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Tuesday, May 6, 2003, at 10:00 a.m. Pacific Time. Registration will begin at 9:00 a.m.

      I believe that the annual meeting provides an excellent opportunity for stockholders to become better acquainted with CoSine and its directors and officers. I hope that you will be able to attend.

      Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation.

Sincerely,

[/s/ STEPHEN GOGGIANO]

Stephen Goggiano
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2003

To the Stockholders of CoSine Communications, Inc.

      The annual meeting of stockholders of CoSine Communications, Inc., a Delaware corporation, will be held on Tuesday, May 6, 2002, at 10:00 a.m., at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, for the following purposes:

1. To elect two Class III directors to the board of directors for the ensuing year.

2. To ratify the appointment of Ernst & Young LLP as independent auditors.

3. To transact such other business as may properly come before the meeting and at any adjournment or postponement of the meeting.

      All stockholders are invited to attend the meeting. Stockholders of record at the close of business on March 10, 2003, the record date fixed by the board of directors, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ JILL BRESNAHAN

Jill Bresnahan
Secretary

Redwood City, California

March 31, 2002

      All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT
PROPOSAL 1
PROPOSAL 2
BOARD OF DIRECTORS AND COMMITTEES
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CHANGE OF CONTROL ARRANGEMENTS
INDEBTEDNESS OF MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K

CoSine Communications, Inc.

1200 Bridge Parkway
Redwood City, California 94065

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 6, 2003

       The enclosed proxy is solicited by the board of directors of CoSine Communications, Inc. (“CoSine” or the “Company”) for use at the annual meeting of stockholders to be held on May 6, 2003, at 10:00 a.m. local time (the “Annual Meeting”) and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California. This proxy statement and the accompanying proxy card were first mailed on or about March 31, 2003 to stockholders entitled to vote at the Annual Meeting. To vote your proxy by mail, mark your vote on the enclosed proxy card and follow the other directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy card. Where no instructions are given, shares will be voted FOR the election of the named nominees for director, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors. In addition to the solicitation of proxies pursuant to this proxy statement, certain directors, officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone, mail or facsimile. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, banks and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company may reimburse persons and institutions representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

      A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by delivering to Jill Bresnahan, Secretary of CoSine, either an instrument of revocation or an executed proxy card bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person at the meeting. However, a stockholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

      Only holders of record of CoSine’s Common Stock (“Common Stock”), at the close of business on March 10, 2003, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, 9,918,115 shares of Common Stock were issued and outstanding. The Common Stock does not have cumulative voting rights. Each holder of record of Common Stock on such date will be entitled to one vote, for each share held, on every matter submitted to the stockholders at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. Abstentions, which may be specified on all proposals other than the election of directors, are counted in tabulations of the votes cast on proposals presented to shareholders and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      All share amounts and per-share amounts in this proxy statement have been adjusted, as applicable, to give effect to the 1-for 10 reverse stock split implemented by the Company on September 18, 2002.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

      Our board of directors consists of five members. Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, so that a portion of our board of directors will be elected each year. The term of the Class III directors expires at the Annual Meeting. The term of the Class I directors will expire at the 2004 annual meeting. The term of the Class II director will expire at the 2005 annual meeting. All directors are elected for three-year terms.

      R. David Spreng and Stephen Goggiano are the Class I directors. Charles J. Abbe is the only Class II director. Donald Green and Vinton G. Cerf are the Class III directors. This classification of the board of directors may delay or prevent a change in control of the Company or its management.

      There are no family relationships among any of our directors, officers or key employees.

      Donald Green and Vinton G. Cerf are the director nominees for election at the Annual Meeting. Mr. Green was elected to the board of directors in June 1999 and Dr. Cerf was elected to the board of directors in April 2000. Mr. Green and Dr. Cerf have been nominated by management for election by the stockholders of the Company. If elected at the Annual Meeting, Mr. Green and Dr. Cerf will serve until the 2006 annual meeting or until their successors are elected and qualified.

      Under Delaware law, if a quorum of the holders of Common Stock is present at the Annual Meeting, the two director nominees who receive the greatest number of votes cast will be elected directors. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees listed below. If the nominees become unable to serve, the holders of the proxies may, in their discretion, vote the shares for substitute nominees designated by the board of directors.

Nominees for a Three-Year Term Expiring in 2006

      Background information on the nominees appears below:

      Vinton G. Cerf. Dr. Cerf, 59, has served as a director of CoSine since April 2000. Dr. Cerf has served as the senior vice president for internet architecture and technology for WorldCom Corporation, a telecommunications company, since September 1998. In this capacity, Dr. Cerf is directly responsible for the design and development of next generation Internet architecture. From January 1996 to September 1998, Dr. Cerf was the senior vice president for internet architecture and engineering at MCI Communications Corporation, a telecommunications company. Dr. Cerf was senior vice president for data architecture at MCI Telecommunications Corporation, a telecommunications company, from February 1994 to December 1995. Dr. Cerf is also a director of Avanex Corporation, a supplier of fiber optic-based products, and Nuance Communications, Inc., a speech recognition software company, and is chairman of the board of the Internet Corporation for Assigned Names and Numbers (ICANN). Dr. Cerf holds a B.S. in mathematics from Stanford University and M.S. and Ph.D. degrees in computer science from the University of California, Los Angeles. Dr. Cerf is a recipient of several awards and commendations in connection with his work on the Internet, including the Marconi Fellowship, the U.S. National Medal of Technology, the Charles Stark Draper Award from the U.S. National Academy of Engineering, the NEC Computer and Communications Prize, the Silver Medal of the International Telecommunications Union and the IEEE Alexander Graham Bell Medal. Widely known as a “Father of the Internet,” Dr. Cerf is the co-designer of the TCP/ IP protocols and the architecture of the Internet. Dr. Cerf also served at the U.S. Defense Advanced Research Projects Agency (DARPA), where he managed the evolving Internet research program. Dr. Cerf participates in several organizations relating to the Internet, including the Internet Society, the Internet Corporation of Assigned Names and Numbers (ICANN), the Ipv6 Forum, the Global Internet Project and the President’s Information Technology Advisory Council.

      Donald Green. Mr. Green, 71, has served as chairman of CoSine since March 2002 and as a director since June 1999. Mr. Green was a co-founder of Advanced Fibre Communications, Inc., a provider of multi-service access solutions for the telecommunications industry, and served as its chairman of the board from

May 1999 until his retirement in September 2001, and also served as chief executive officer from May 1992 to May 1999. Mr. Green is also a director of TCSI Corporation, a software company. Mr. Green holds a higher national certificate in electrical engineering from Willesdon Technical College.

      The board of directors recommends a vote FOR the election of Mr. Green and Dr. Cerf as directors.

      The Company’s other three directors are not up for election at the Annual Meeting. Background information on these directors appears below:

Class I Directors Whose Terms Will Expire in 2004

      R. David Spreng. Mr. Spreng, 41, has served as a director of CoSine since December 1998. Mr. Spreng has served as the managing general partner of Crescendo Venture Management, LLC since September 1998. Mr. Spreng served as president of IAI Ventures, Inc. from March 1996 to September 1998 and served in various capacities at Investment Advisers, Inc. since 1989. Mr. Spreng is also a director of Allied Riser Communications Corporation, a broadband communications services provider; Oplink Communications, Inc., a designer, developer and manufacturer of fiber optic components; and Tut Systems, Inc., a developer of multi-service broadband access systems. Mr. Spreng holds a B.S. in finance and accounting from the University of Minnesota.

      Stephen Goggiano. Mr. Goggiano, 50, has served as a director and chief executive officer of CoSine since March 2002. He served as chief operating officer from December 1999 to March 2002 and assumed the position of president in April 2001. Prior to joining CoSine, Mr. Goggiano held various positions at SGI, formerly known as Silicon Graphics, Inc., a provider of computing systems and software, from 1989 to 1999. These positions included senior vice president and general manager of SGI’s Server and Supercomputer division, and senior vice president of worldwide manufacturing and customer service. Mr. Goggiano holds a B.S. in Business from San Jose State University.

Class II Director Whose Term Will Expire in 2005

      Charles J. Abbe. Mr. Abbe, 62, has served as a director of CoSine since August 2000. Until his retirement in June 2001, Mr. Abbe has served as president and chief operating officer of JDS Uniphase Corporation, a designer, developer and manufacturer of fiber optic products, since April 2000, following the merger of Optical Coating Laboratory, Inc. with JDS Uniphase in February of the same year. Mr. Abbe served as Optical Coating Laboratory’s president and chief executive officer from April 1998 to February 2000, as its president from November 1997 to April 1998 and as its vice president and general manager for North America and Asia from April 1996 to November 1997. From 1991 to 1996, Mr. Abbe held several senior executive positions with Raychem Corporation, a materials science company, including senior vice president, electronics sector. Mr. Abbe currently serves as a director of Cymer, Inc., a manufacturer of semi-conductor equipment; the chairman of Nova Crystals, Inc., a manufacturer of fiber optics components; and a director of Xponent, Inc., a manufacturer of fiber optics components. Mr. Abbe holds a B.S. and an M.S. in chemical engineering from Cornell University and an M.B.A. from Stanford University.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The board of directors of the Company, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the Company’s consolidated financial statements for the fiscal year ending December 31, 2003 and to render other professional services as required.

      The board of directors is submitting the appointment of Ernst & Young LLP to stockholders for ratification.

      Ernst & Young LLP has served as independent auditors to the Company since 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting and are expected to be available to respond to questions.

      Aggregate fees for professional services rendered by Ernst & Young LLP during 2002 were as follows:

Audit Fees	$299,248
Financial Information Systems Design and Implementation Fees	—
All Other Fees:
Audit-related services	43,340
Tax services	119,572
Other	55,427
Total all other fees	218,339

Total	$517,587

      Proposal 2 requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote.

      The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

BOARD OF DIRECTORS AND COMMITTEES

      The board of directors currently has an Audit Committee and a Compensation Committee. There is currently no Nominating Committee. There were 19 meetings of the board of directors during the fiscal year ended December 31, 2002. Each director attended at least 75 percent of the total number of meetings of the board of directors and committees on which he served, except for Dr. Cerf. Dr. Cerf attended 12 of the 19 meetings of the board of directors.

      The Audit Committee is currently composed of Messrs. Abbe, Green and Spreng and is chaired by Mr. Green. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by our independent accountants, makes recommendations to the board of directors about selection of and services provided by independent accountants, reviews with the independent accountants the scope and results of their annual examination of the Company’s consolidated financial statements, and performs the other functions specified in the Audit Committee Charter. The Audit Committee met six times during the fiscal year ended December 31, 2002.

      The Compensation Committee is currently composed of Messrs. Abbe, Green and Spreng and is chaired by Mr. Abbe. The Compensation Committee reviews and approves the salaries, incentive compensation and benefits of the Company’s officers and employees, including stock compensation and loans, and administers the Company’s stock plans and employee benefit plans. The Compensation Committee met eight times during the fiscal year ended December 31, 2002.

DIRECTOR COMPENSATION

      Each non-employee director receives $1,000 for attending a board meeting in person, $500 for attending a committee meeting in person, and $250 for attending a board or committee meeting by telephone. We do not compensate directors for committee meetings held together with a board meeting. We reimburse directors for travel and other expenses incurred in attending board and committee meetings.

      Each non-employee director who is first appointed or elected after September 26, 2000 (the date of our initial public offering) will automatically receive under our 2000 Director Option Plan an option to acquire 8,000 shares of Common Stock. These initial options will vest in four equal annual installments. Under the 2000 Director Option Plan, each non-employee director in office for at least six months before each annual meeting of stockholders will receive an additional option to acquire 2,000 shares of Common Stock. These subsequent options will vest on the fourth anniversary of the date of grant. We may also grant directors options or restricted stock under our 2000 Stock Plan. Non-employee directors have received option grants during 2002 as listed in the table below. Each of these grants vest on the fourth anniversary of the date of grant.

		Exercise	Number of
Director Name	Date of Grant	Price	Shares

Charles J. Abbe	May 7, 2002	$8.80	2,000
Vinton G. Cerf	May 7, 2002	$8.80	2,000
Donald Green	May 7, 2002	$8.80	2,000
R. David Spreng	May 7, 2002	$8.80	2,000

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of February 28, 2003, unless otherwise noted, by: (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company’s outstanding Common Stock; (ii) each director of the Company; (iii) the executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of this Proxy Statement (the “Named Executive Officers”); and (iv) all directors and executive officers of the Company who were serving on the board and/or were in office as of February 28, 2003 as a group.

	Shares of Common Stock
	Beneficially Owned(2)

		Percent of
Name and Address of Beneficial Owner(1)	Number	Class(3)

5% Stockholders
Crescendo Ventures(4)	892,256	8.98%
800 LaSalle Avenue, Suite 2250 Minneapolis, MN 55402
Technology Crossover Ventures(5)	521,897	5.25%
56 Main Street Milburn, NJ 07041
Directors and Named Executive Officers
Dean Hamilton, former Chairman and Chief Executive Officer(6)	124,941	1.26%
Stephen Goggiano, Director, President and Chief Executive Officer(7)	122,082	1.23%
Charles J. Abbe, Director(8)	8,200	*
Jill Bresnahan, Senior Vice President, General Counsel & Secretary(9)	41,935	*
Vinton G. Cerf, Director(10)	9,450	*
Terry Gibson, Executive Vice President and Chief Financial Officer(11)	9,375	*
Donald Green, Chairman(12)	30,313	*
Robert Iannucci, Senior Vice President, Engineering(13)	9,375	*
R. David Spreng, Director(4)	892,256	8.98%
All directors and current executive officers as a group (8 persons)(14)	1,247,927	12.56%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each listed stockholder is c/o CoSine Communications, Inc., 1200 Bridge Parkway, Redwood City, CA 94065. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 28, 2003 (or as of April 29, 2003) through the exercise of any stock option or other right. Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days after February 28, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	Percentage of beneficial ownership is based on 9,933,915 shares of Common Stock outstanding as of February 28, 2003, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(4)	Of the 892,256 shares, 225 are directly owned by R. David Spreng, a director of CoSine; 173,857 are directly owned by Crescendo World Fund, LLC; 13,922 are directly owned by Crescendo III, GbR; 20,059 are directly owned by Crescendo III Executive Fund, LP; 675,326 are directly owned by Crescendo III, LP; 7,307 are directly owned by Eagle Ventures WF, LLC; and 1,560 are directly owned by PRISMA German American Venture Partners, GbR. The sole general partner of Crescendo World Fund, LLC is Crescendo Ventures World Fund, LLC. The sole general partner of Crescendo III, LP and Crescendo III Executive Fund, LP is Crescendo Ventures III, LLC. The general partners of Crescendo III, GbR are Crescendo Ventures III, LLC and Verbier Ventures, LLC. R. David Spreng is a managing member of Crescendo Ventures World Fund, LLC, Crescendo Ventures III, LLC, Eagle Ventures WF, LLC, and Verbier Ventures, LLC. Crescendo Capital Management, LLC, is an investment advisor of, and holds a profit interest in, PRISMA German American Venture Partners, GbR. Mr. Spreng is a managing member of Crescendo Capital Management, LLC. Mr. Spreng disclaims beneficial ownership of the shares held by Crescendo World Fund, LLC, Crescendo III, GbR, Crescendo III Executive Fund, LP, Crescendo III, LP, Eagle Ventures WF, LLC, and PRISMA German American Venture Partners, GbR, except to the extent of his pecuniary interest in the shares. The information in this footnote is based upon the Schedule 13G filed February 15, 2002 on behalf of Mr. Spreng and each of the entities named above in this footnote.

(5)	Of the 521,897 shares, 6,789 are directly owned by TCV III, L.P.; 8,171 are directly owned by TCV III Strategic Partners, L.P.; 1,429 are directly owned by TCV III (GP); 180,456 are directly owned by TCV III (Q), L.P.; 313,365 are directly owned by TCV IV, L.P.; and 11,684 are directly owned by TCV IV Strategic Partners, L.P. The sole general partner of TCV III, L.P., TCV III Strategic Partners, L.P., and TCV III (GP) is Technology Crossover Management III, LLC. The managing partner of TCV III (Q), L.P. is Technology Crossover Management III, LLC. The sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. is Technology Crossover Management IV, LLC. The sole managing members of Technology Crossover Management LLC and Technology Crossover Management IV LLC are Richard H. Kimball and Jay C. Hoag. Mr. Kimball and Mr. Hoag have sole dispositive power and shared voting power with respect to the shares held by TCV III, L.P., TCV III Strategic Partners, L.P., TCV III (GP), TCV III (Q), L.P., TCV IV, L.P., and TCV IV Strategic Partners, L.P. Mr. Kimball and Mr. Hoag disclaim beneficial ownership of the shares held by TCV III, L.P., TCV III Strategic Partners, L.P., TCV III (GP), TCV III (Q), L.P., TCV IV, L.P., and TCV IV Strategic Partners, L.P., except to the extent of their respective pecuniary interests in the shares. The information in this footnote is based upon the Schedule 13G filed April 11, 2002 on behalf of Mr. Kimball, Mr. Hoag and each of the entities named above in this footnote.

(6)	Of the 124,941 shares, 109,941 shares are directly owned by Mr. Hamilton and 15,000 shares are indirectly owned by him. The 15,000 shares indirectly owned by Mr. Hamilton are owned directly by the Dean Hamilton Annuity Trust II U/I dated June 29, 2001, of which Mr. Hamilton serves as trustee. Mr. Hamilton disclaims beneficial ownership of the shares not owned directly by him, except to the extent of his pecuniary interest in the shares. Mr. Hamilton resigned as Chairman and CEO effective March 3, 2002.

(7)	Of the 122,082 shares, 62,082 are subject to exercisable options. Of these 62,082 shares, 20,358 shares will remain unvested as of April 29, 2003. To the extent these options are exercised prior to vesting, the unvested shares acquired would be subject to certain restrictions.

(8)	Of the 8,200 shares, 5,000 are subject to an exercisable option. Of these 5,000 shares, 2,667 will remain unvested as of April 29, 2003. To the extent this option is exercised prior to vesting, the unvested shares acquired would be subject to certain restrictions.

(9)	Of the 41,935 shares, 94 shares are directly owned by Ms. Bresnahan’s two minor children and 37,466 are subject to exercisable options. Of these 37,466 shares, 22,545 will remain unvested as of April 29, 2003. To the extent these options are exercised prior to vesting, the unvested shares acquired would be subject to certain restrictions.

(10)	Of the 9,450 shares, 8,000 are subject to an exercisable option. Of these 8,000 shares, 2,000 will remain unvested as of April 29, 2003. To the extent this option is exercised prior to vesting, the unvested shares acquired would be subject to certain restrictions.

(11)	These shares are subject to an exercisable option.

(12)	Of the 30,313 shares, 16,048 shares were acquired pursuant to the exercise of a stock option, and 1,003 will remain unvested as of April 29, 2003 and subject to certain restrictions. An additional 14,265 shares are owned directly by Green Venture Capital II, L.P. and indirectly by Mr. Green as the general partner of Green Venture Capital II, L.P. Mr. Green disclaims beneficial ownership of the shares owned directly by Green Venture Capital II, L.P., except to the extent of his pecuniary interest in the shares.

(13)	These shares are subject to an exercisable option.

(14)	Of the 1,247,925 shares, 892,256 shares are owned by Crescendo Ventures as explained in footnote 4 above, 14,265 shares are owned by Green Venture Capital as explained in footnote 12 above, and an additional 1,003 are restricted shares that were acquired by directors and officers pursuant to the exercise of stock options, but remain unvested as of April 29, 2003. An additional 131,298 are subject to options that are exercisable within 60 days of February 28, 2003. Of these 131,298 shares, 56,125 will remain unvested as of April 29, 2003. To the extent these options are exercised prior to vesting, the unvested shares acquired would be subject to certain restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

      The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during each of the fiscal years ended December 31, 2002, 2001 and 2000, respectively, by each of the Named Executive Officers.

Summary Compensation Table

					Long Term
					Compensation
					Awards
		Annual
		Compensation			Securities
					Underlying		All Other
	Fiscal	Salary		Bonus	Options		Compensation
Name and Principal Position	Year	($)		($)	(#)		($)

Dean Hamilton	2002	46,153		—	—		320,830	(11)
former Chairman and Chief	2001	298,761		37,695	20,000		—
Executive Officer(1)	2000	197,851		195,000 (6)	30,000		—
Stephen Goggiano	2002	300,908		—	220,000	(7)	—
Director, President and Chief	2001	299,393		28,271	—		—
Executive Officer(2)	2000	284,553		60,000	10,000		—
Jill Bresnahan	2002	206,307		—	76,000	(8)	—
Senior Vice President,	2001	196,713		30,000	18,375		—
General Counsel and Secretary	2000	161,500	(3)	—	22,000		—
Terry Gibson	2002	260,128	(4)	—	60,000	(9)	—
Executive Vice President and Chief	2001	—		—	—		—
Financial Officer	2000	—		—	—		—
Robert Iannucci	2002	272,935	(5)	50,000	60,000	(10)	—
Senior Vice President, Engineering	2001	—		—	—		—
	2000	—		—	—		—

(1)	Mr. Hamilton resigned as Chairman and Chief Executive Officer effective March 3, 2002.

(2)	Mr. Goggiano served as President and Chief Operating Officer in fiscal year 2001 and was appointed to the board of directors and named Chief Executive Officer on March 3, 2002.

(3)	Ms. Bresnahan began employment with the Company in March 2000, so her salary reflects a partial year of service.

(4)	Mr. Gibson began employment with the Company on January 7, 2002.

(5)	Mr. Iannucci began employment with the Company in January 6, 2002.

(6)	Includes $100,000 bonus accrued in the fourth quarter of fiscal year 2000, but payment of which was deferred until 2001.

(7)	Includes the grant of options in 2002 for the purchase of 90,000 shares, the subsequent repricing of those options in November of 2002, and the repricing of options granted prior to 2002 for the purchase of an aggregate of 40,000 shares.

(8)	Includes the grant of options in 2002 for the purchase of 20,000 shares, the subsequent repricing of those options in November of 2002, and the repricing of options granted prior to 2002 for the purchase of an aggregate of 36,000 shares.

(9)	Includes the grant of options in 2002 for the purchase of 30,000 shares and the subsequent repricing of those options in November of 2002.

(10)	Includes the grant of options in 2002 for the purchase of 30,000 shares and the subsequent repricing of those options in November of 2002.

(11)	Represents severance payments paid to Mr. Hamilton in connection with the termination of his employment on March 3, 2002.

Stock Option Grants

      The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 2002.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable
						Values at Assumed
	Number of		Percent of			Annual Rates of Stock
	Securities		Total Options			Price Appreciation for
	Underlying		Granted to	Exercise		Options Term(1)
	Options		Employees in	Price Per	Expiration
	Granted(#)		Fiscal 2002	Share($)	Date	5%($)	10%($)

Dean Hamilton	—		—	—	—	—	—
Stephen Goggiano	40,000	(2)	0.02%	$15.00	02/11/2012	377,336	956,245
	50,000	(2)	0.03%	$16.30	03/08/2012	512,549	1,298,900
	40,000	(3)	0.02%	$5.00	02/11/2012	125,778	318,748
	7,500	(3)	0.005%	$5.00	12/08/2009	23,583	59,765
	22,500	(3)	0.01%	$5.00	12/08/2009	70,750	179,296
	10,000	(3)	0.006%	$5.00	11/17/2010	31,444	79,687
	50,000	(3)	0.03%	$5.00	03/08/2012	157,223	398,435
Jill Bresnahan	20,000	(4)	0.01%	$15.00	02/11/2012	188,668	478,122
	20,000	(5)	0.01%	$5.00	02/11/2012	62,889	159,374
	8,750	(5)	0.005%	$5.00	07/24/2011	27,514	69,726
	3,375	(5)	0.002%	$5.00	07/24/2011	10,612	26,894
	4,500	(5)	0.003%	$5.00	11/17/2010	14,150	35,859
	10,625	(5)	0.007%	$5.00	03/09/2010	33,410	84,667
	2,500	(5)	0.001%	$5.00	03/09/2010	7,861	19,921
	2,500	(5)	0.001%	$5.00	03/25/2011	7,861	19,921
	3,750	(5)	0.002%	$5.00	10/26/2011	11,791	29,882
Terry Gibson	30,000	(6)	0.02%	$19.70	01/29/2012	371,676	941,901
	30,000	(7)	0.02%	$5.00	01/29/2012	94,334	239,061
Robert Iannucci	30,000	(8)	0.02%	$19.70	01/29/2012	371,676	941,901
	30,000	(9)	0.02%	$5.00	01/29/2012	94,334	239,061

(1)	Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. The actual realizable value depends on the market value of the Common Stock on the exercise date. No gain to the optionee is possible without an increase in the price of the Common Stock. All assumed values are before taxes and do not include dividends.

(2)	This option vests and becomes exercisable with respect to 25% of the shares subject to the option on January 29, 2003 and with respect to an additional 1/48 of the shares subject to the option each month thereafter until fully vested.

(3)	These grants represent the re-pricing on November 1, 2002 of outstanding stock options to purchase an aggregate of 130,000 shares with original exercise prices ranging from $10 per share to $159.38 per share. The exercise price of each of these options was adjusted to $5.00 per share, which was 125 percent of the fair market value of the Common Stock on the effective date of the re-pricing. The closing price of the Common Stock as of the effective date of the re-pricing was $4.00 per share. No terms of the options other than price were changed.

(4)	This option vests and becomes exercisable with respect to 25% of the shares subject to the option on January 29, 2003 and with respect to an additional 1/48 of the shares subject to the option each month thereafter until fully vested.

(5)	These grants represent the re-pricing on November 1, 2002 of outstanding stock options to purchase an aggregate of 56,000 shares with original exercise prices ranging from $9.80 per share to $159.38 per share. The exercise price of each of these options was adjusted to $5.00 per share, which was 125 percent of the fair market value of the Common Stock on the effective date of the re-pricing. The closing price of the Common Stock as of the effective date of the re-pricing was $4.00 per share. No terms of the options other than price were changed.

(6)	This option vests and becomes exercisable with respect to 25% of the shares subject to the option on January 7, 2003 and with respect to an additional 1/48 of the shares subject to the option each month thereafter until fully vested.

(7)	This grant represents the re-pricing on November 1, 2002 of outstanding stock options to purchase an aggregate of 30,000 shares with an original exercise price $19.70 per share. The exercise price of each of these options was adjusted to $5.00 per share, which was 125 percent of the fair market value of the Common Stock on the effective date of the re-pricing. The closing price of the Common Stock as of the effective date of the re-pricing was $4.00 per share. No terms of the options other than price were changed.

(8)	This option vests and becomes exercisable with respect to 25% of the shares subject to the option on January 7, 2003 and with respect to an additional 1/48 of the shares subject to the option each month thereafter until fully vested.

(9)	This grant represents the re-pricing on November 1, 2002 of outstanding stock options to purchase an aggregate of 30,000 shares with an original exercise price of $19.70 per share. The exercise price of each of these options was adjusted to $5.00 per share, which was 125 percent of the fair market value of the Common Stock on the effective date of the re-pricing. The closing price of the Common Stock as of the effective date of the re-pricing was $4.00 per share. No terms of the options other than price were changed.

Option Exercises and Fiscal 2002 Year End Values

      The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2002 and stock options held as of December 31, 2002 by the Named Executive Officers.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at December 31, 2002		at December 31, 2002(2)
	Acquired or	Value
	Exercised(#)	Realized(1)($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Dean Hamilton	—	—	—	—	—	—
Stephen Goggiano	—	—	35,208	94,792	36,616.32	98,583.68
Jill Bresnahan	—	—	30,154	25,846	31,360.16	26,879.84
Terry Gibson	—	—	—	30,000	—	31,200.00
Robert Iannucci	—	—	—	30,000	—	31,200.00

(1)	Based on the fair value of the underlying securities on the date of exercise minus the exercise price. Values are stated on a pre-tax basis.

(2)	Based on the closing sales price of $6.04 of the underlying securities as of December 31, 2002 as reported on the Nasdaq National Market minus the exercise price. Values are stated on a pre-tax basis.

Ten-Year Option Repricings

      The following table sets forth certain information regarding all options held the Named Executive Officers that have been repriced during the during the Company’s last ten completed fiscal years. The Company has repriced options held by executive officers once since its inception in 1997. That repricing took place in November 2002.

Ten-Year Option/ SAR Repricings

						Length of
		Securities	Market Price	Exercise		Original
		Underlying	of Stock at	Price at		Option Term
		Options/	Time of	Time of		Remaining at
		SAR	Repricing or	Repricing or	New	Date of
		Repriced or	Amendment	Amendment	Exercise	Repricing or
Name	Date	Amended(%)	($)	($)	Price($)	Amendment

Stephen Goggiano	11/01/2002	40,000	$4.00	$15.00	$5.00	02/11/2012
Director, President	11/01/2002	7,500	$4.00	$10.00	$5.00	12/08/2009
and Chief Executive	11/01/2002	22,500	$4.00	$10.00	$5.00	12/08/2009
Officer	11/01/2002	10,000	$4.00	159.38	$5.00	11/17/2010
	11/01/2002	50,000	$4.00	$16.30	$5.00	03/08/2012
Jill Bresnahan	11/01/2002	20,000	$4.00	$15.00	$5.00	02/11/2012
Senior Vice President,	11/01/2002	8,750	$4.00	$12.40	$5.00	07/24/2011
General Counsel	11/01/2002	3,375	$4.00	$12.40	$5.00	07/24/2011
and Secretary	11/01/2002	4,500	$4.00	$159.38	$5.00	11/17/2010
	11/01/2002	10,625	$4.00	$40.00	$5.00	03/09/2010
	11/01/2002	2,500	$4.00	$40.00	$5.00	03/09/2010
	11/01/2002	2,500	$4.00	$22.50	$5.00	03/25/2011
	11/01/2002	3,750	$4.00	$9.80	$5.00	10/26/2011
Terry Gibson	11/01/2002	30,000	$4.00	$19.70	$5.00	01/29/2012
Executive Vice President and Chief Financial Officer
Bob Iannucci	11/01/2002	30,000	$4.00	$19.70	$5.00	01/29/2012
Senior Vice President, Engineering

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee of the board of directors (the “Compensation Committee”) during fiscal year 2002 were Donald Green, Charles J. Abbe and R. David Spreng. Mr. Abbe serves as Chairman of the Compensation Committee. During fiscal year 2002, the Compensation Committee was composed solely of non-employee directors. None of these persons is, or has been at any time since our incorporation, one of our officers or employees or an officer or employee of any of our subsidiaries. The foregoing statements also apply to the current members of the Compensation Committee.

      No executive officer of the Company has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS ON EXECUTIVE COMPENSATION

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

      The Compensation Committee (the “Committee”) determines the compensation of the Company’s executive officers, including the Chief Executive Officer, and oversees the administration of executive compensation programs.

      Executive Compensation Policies and Programs. The Company’s executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving both short-term and long-term strategic Company goals. The programs link each executive’s compensation directly to individual and/or Company performance. A significant portion of each executive’s total compensation for fiscal year 2001 was variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and/or the appreciation in value of the Common Stock. However, in fiscal year 2002, we eliminated incentive bonuses for our executive officers, except for Mr. Iannucci, whose employment contract provided for such a bonus.

      There are three basic components to the Company’s “pay for performance” system: base pay; incentive bonus; and long-term, equity-based incentive compensation. Each component is addressed in the context of individual and/or Company performance, competitive conditions and equity among employees. In determining competitive compensation levels, the Company analyzes information from several independent surveys. These surveys include information regarding the general industry as well as other companies within the telecommunications and networking industries. A comparison of the Company’s financial performance with that of the companies and indices shown in the Performance Graph is only one of many factors considered by the Committee to determine executive compensation.

      Base Pay. Base pay is designed to be competitive (generally between the 50th and 75th percentiles) as compared to salary levels for equivalent executive positions at other companies within the telecommunications and telecommunications industries. An executive’s actual salary within this competitive framework will vary based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, developing innovative products, strengthening market share and profitability, and expanding the markets for the Company’s products). The types and relative importance of specific financial and other business objectives vary among the Company’s executives depending on their positions and the particular operations or functions for which they are responsible and depending on the overall financial position of the Company. The Company’s philosophy and practice for fiscal year 2002 was to place relatively less emphasis on the incentive components of compensation. We took this approach in 2002 as a cost-saving measure and because we also did not pay discretionary bonuses to our other employees.

      Incentive Bonus. As a cost-saving measure, we did not pay discretionary bonuses to our employees (including our executive officers) in fiscal year 2002. Mr. Iannucci received a bonus pursuant to his employment contract based on individual performance criteria as determined by the Company’s president. No other executive officers received bonuses in fiscal year 2002.

      Long-Term, Equity-Based Incentive Compensation. The long-term equity-based compensation program is tied directly to stockholder return. Under the current program, long-term incentive compensation consists of stock options under the 2000 Stock Plan.

      Stock options are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the executive is rewarded only if the market price of the Common Stock appreciates. Since options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Committee, but are not entirely determinative of future grants. Like base pay, the grant is set with regard to competitive considerations, and each executive’s actual grant is based upon individual performance measured against the criteria described in the preceding paragraphs and the executive’s potential for future contributions.

      Stock options stock under the 2000 Stock Plan are designed to align the interests of the Company’s executives with those of stockholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the stockholders’ return. In addition, through time-based vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

      Re-pricing of Stock Options. On November 1, 2002, the Board of Directors approved the re-pricing of outstanding employee stock options for the purchase of an aggregate of 1,091,453 shares, including options held by executive officers for the purchase of 246,000 shares. The original exercise prices of the re-priced options held by executive officers ranged from $9.80 per share to $159.38 per share. The Board of Directors approved the re-pricing in order to provide an adequate long-term incentive to ensure the retention of the Company’s executive officers and other employees. These options were re-priced to $5.00 per share — 125 percent of the fair market value of the underlying shares on that date.

      Annual Reviews. Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and Company performance, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs for the following year. In conducting the annual review, the Committee considers information provided by human resources staff and uses surveys and reports prepared by independent compensation consultants.

      Each year, the Committee, with the president and human resources staff, reviews the individual performance of each of the other executive officers, and the president’s recommendations with respect to the appropriate compensation levels and awards. The Committee sets performance and bonus targets, and makes stock option grants under the 2000 Stock Plan. The Committee also reviews with the president and the human resources staff the financial and other strategic objectives, such as those identified above, for each of the executive officers for the following year.

      Chief Executive Officer. In reviewing Mr. Goggiano’s performance, the Committee focused primarily on the Company’s performance in fiscal year 2002. The Committee noted continued progress toward the achievement of various strategic objectives, despite the difficult market conditions within the telecommunications industry. Based on these considerations, and the Company-wide elimination of discretionary bonuses in 2002, Mr. Goggiano received stock option awards for 90,000 shares of Common Stock, but no bonuses, in fiscal year 2002.

Members of the Compensation Committee

Charles J. Abbe
Donald Green
R. David Spreng

PERFORMANCE GRAPH

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Performance Graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

      The following graph demonstrates a comparison of cumulative total returns for CoSine’s Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Telecommunications Index during the period from September 26, 2000 (the date of the Company’s initial public offering) to December 31, 2002. The graph assumes an investment of $100 on September 26, 2000 in each of the Company’s Common Stock, and the stocks comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The Indices assume that all dividends were reinvested.

COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*

AMONG COSINE COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

	9/26/00	12/31/00	12/31/01	12/31/02

COSINE COMMUNICATIONS, INC.	100.00	603.26	67.39	26.26
NASDAQ STOCK MARKET (U.S.)	100.00	66.61	52.85	36.53
NASDAQ TELECOMMUNICATIONS	100.00	68.56	45.89	21.14

      The Stock Performance shown on the Graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to future stock performance.

CHANGE OF CONTROL ARRANGEMENTS

      Some options awarded under our 1997, 2000 and 2002 Stock Plans provide that the options will become fully vested and fully exercisable if, anytime within 24 months following a change of control, the option holder’s employment is terminated other than for cause or if a constructive termination of the option holder’s employment occurs. Events constituting a constructive termination include a significant reduction in the option holder’s duties, position or responsibilities without the option holder’s prior written consent. Options containing these change of control provisions were granted to the Named Executive Officers and other employees.

INDEBTEDNESS OF MANAGEMENT

      Prior to the Company’s initial public offering, all employees were allowed to pay the exercise price for their 1997 Stock Plan options with full recourse promissory notes secured by a pledge of the shares underlying the exercised options. The Company holds promissory notes from certain executive officers that elected to do so. The notes have annual rates of interest ranging from 6.09% to 6.77%. In December 2000, the Compensation Committee approved the change of all outstanding promissory notes given by employees in connection with the exercise of options from full recourse to non-recourse. At December 31, 2002, the principal amounts, maturity dates, and annual rates of interest of the outstanding notes executed by executive officers were as follows:

	Principal
	Amount of		Annual Rate
Executive Officer	Note(s)	Maturity Date	of Interest

Stephen Goggiano	$600,000	February 1, 2010	6.77%
Jill Bresnahan	$175,000	March 28, 2010	6.75%

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

      The Audit Committee has:

•	Reviewed and discussed with management the audited financial statements for the year ended December 31, 2002.

•	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

•	Received the written disclosures and the letter from the independent auditor regarding the auditor’s independence as required by Independence Standards Board Standard No. 1, has discussed with the independent auditor the auditor’s independence, and has considered whether the non-audit services provided by the independent auditor are compatible with maintaining its independence.

•	Based on the review and discussions above, recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

•	Recommended to the board of directors that the Company retain Ernst & Young LLP as independent auditor during the current fiscal year.

      The board of directors has determined that the Audit Committee members are “independent” as defined in the Nasdaq listing standards. The board of directors has adopted a written charter for the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Charles J. Abbe
Donald Green
R. David Spreng

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the enclosed proxy gives the persons named in the proxy discretionary authority to vote on such matters. The Board of Directors intends that these persons will vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

      The Company anticipates that its 2004 annual meeting of stockholders will be held on or about May 4, 2004. The Company’s bylaws require stockholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2004 annual meeting of stockholders, the stockholder’s notice must be received by Jill Bresnahan, Secretary of CoSine, at 1200 Bridge Parkway, Redwood City California 94065 no later than February 4, 2004. In addition, for a proposal by a stockholder to be included in the Company’s proxy statement and form of proxy for the 2004 annual meeting of stockholders, the proposal must be received by Jill Bresnahan, Secretary of CoSine, at 1200 Bridge Parkway, Redwood City California 94065 on or before December 2, 2003 in order to be eligible for inclusion. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of stockholder proposals.

ANNUAL REPORT ON FORM 10-K

      A copy of CoSine’s 2002 Annual Report on Form 10-K (without exhibits) will be available to stockholders without charge upon request to: Investor Relations, CoSine Communications, Inc., 1200 Bridge Parkway, Redwood City, California 94065.

By Order of the Board of Directors

/s/ JILL BRESNAHAN

Jill Bresnahan
Secretary

[COSINE COMMUNICATIONS LOGO]

COSINE COMMUNICATIONS, INC.

1200 BRIDGE PARKWAY
REDWOOD CITY, CA 94065

VOTE BY INTERNET — www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CoSine Communications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

COSCMM                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COSINE COMMUNICATIONS, INC.

     THE BOARD OF DIRECTORS OF THE COMPANY
     RECOMMENDS A VOTE FOR ITEMS 1 AND 2

Vote on Proposals		For All	Withhold All	For All Except	To withhold authority to vote for a particular nominee, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Class III Directors: Nominees: 01) Vinton G. Cerf and 02) Donald Green	☐	☐	☐

		For	Against	Abstain
2.	Ratification of the Appointment of Ernst & Young LLP as Independent Auditors of CoSine Communications, Inc.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment of postponement thereof.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as a corporation, attorney, executor, administrator, trustee or guardian, please give full title as such.

Mark here for address change and note on reverse side. ☐

Please indicate if you plan to attend this meeting	☐	☐
	YES	NO

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

COSINE COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS — MAY 6, 2003

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints TERRY GIBSON and JILL BRESNAHAN, and each of them, each with full power of substitution as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on Tuesday, May 6, 2003, at 10:00 A.M. Pacific Time and any adjournment or postponement thereof, and to vote all shares of Common Stock held of record by the undersigned at the close of business on March 10, 2003 on the proposals stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN

BY THE UNDERSIGNED STOCKHOLDER.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

ADDRESS CHANGE:

(If an address change has been noted above, please mark the corresponding box on the reverse side.)